Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 404 • 888 • 4000 FAX 404 • 888 • 4190

October 23, 2009

Board of Directors
New York Mortgage Trust, Inc.
52 Vanderbilt Avenue, Suite 403
New York, New York 10017

Registration Statement on Form S-3
$50,000,000 of Common Stock

Ladies and Gentlemen:

We have served as special counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration by the Company of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate maximum offering price not to exceed $50,000,000 (the “Shares”) as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

1. the Registration Statement;

2. the Articles of Amendment and Restatement of the Company, as amended (the “Charter”), as certified by the State Department of Assessments and Taxation of the State of Maryland on October 22, 2009 and by the Secretary of the Company on the date hereof;

3. the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company on the date hereof;

4. the resolutions adopted by the Board of Directors of the Company on October 19, 2009, authorizing, among other things, the preparation and filing of the Registration Statement and the due authorization of the Shares, as certified by the Secretary of the Company on the date hereof; and

5. a certificate of the Secretary of the Company dated as of the date hereof certifying as to certain factual matters (the “Secretary’s Certificate”).

Board of Directors
New York Mortgage Trust, Inc.
October 23, 2009

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).  As to factual matters, we have relied upon the Secretary’s Certificate and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the Maryland General Corporation Law.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that, when specifically authorized for issuance by appropriate corporate action of the Company (an “Authorizing Resolution”), and when issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of full payment therefor in accordance with the Authorizing Resolution (which consideration is not less than the par value of the Shares), the Shares will be validly issued, fully paid and nonassessable.

In expressing the opinion set forth above, we have assumed that upon issuance of the Shares, the total number of shares of Common Stock issued, outstanding and reserved for issuance will not exceed the total number of shares that the Company is then authorized to issue under Article VI of its Charter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinion expressed in this letter speaks only as of its date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP
Hunton & Williams LLP